Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports Fourth Quarter and Year End 2016 Results

PHOENIX, Ariz. — April 3, 2017 — Insys Therapeutics, Inc. (NASDAQ: INSY) (“Insys” or “the Company”) today announced financial results for the three- and twelve-month periods ended December 31, 2016.

Highlights of and subsequent to the fourth quarter of 2016 include:

•	Total net revenue decreased to $54.9 million, compared to $93.9 million for the fourth quarter of 2015;

•	Net loss was $3.7 million, or $(0.05) per basic and diluted share, compared to net income of $18.1 million, or $0.25 per basic and $0.24 diluted share, for the fourth quarter of 2015;

•	Cash, cash equivalents and investments were $236.7 million as of December 31, 2016;

•	Announced that the Company is providing for the use of Cannabidiol Oral Solution at doses up to 40 mg/kg/day in compassionate use studies in subjects with refractory pediatric epilepsy following completion of 48 weeks of treatment in the ongoing long-term safety study;

•	Targeting an NDA filing by end-2017 for Buprenorphine Sublingual Spray for the treatment of moderate to severe acute pain;

•	The DEA issued an interim final rule that would result in Syndros™ (dronabinol oral solution) being placed in Schedule II of the Controlled Substances Act;

•	Saeed Motahari will become President and Chief Executive Officer and be appointed to the Board of Directors, effective April 17, 2017; and

•	For the first quarter of 2017, the Company experienced an approximate 32% decline in Subsys scripts as compared the fourth quarter of 2016. As a result, Insys anticipates a commensurate impact on net revenue for the first quarter of 2017.

“During 2016 we continued to make progress in our product pipeline across both our sublingual and cannabidiol platforms, and expect to advance our pipeline candidates in 2017. With recent clarity on the scheduling of Syndros, we are targeting a launch in the second half of 2017 and believe the differentiating attributes of this product will provide an important new treatment option for prescribers and patients,” said Dr. Santosh Vetticaden, Interim Chief Executive Officer, and Chief Medical Officer of Insys.

Fourth Quarter 2016 Financial Results

Net revenue for the fourth quarter of 2016 was $54.9 million compared to $93.9 million for the fourth quarter of 2015.

Gross margin was 82% for the fourth quarter of 2016 compared with 93% for the fourth quarter of 2015, which was impacted by a $5.8 million charge for excess and obsolete inventory.

Sales and marketing expense was $13.5 million during the fourth quarter of 2016, or 25% of net revenue, compared to $18.5 million, or 20% of net revenue, for the fourth quarter of 2015.

Research and development expense decreased to $15.5 million for the fourth quarter of 2016, compared to $16.1 million for the fourth quarter of 2015.

General and administrative expense decreased to $15.8 million for the fourth quarter of 2016, compared to $21.8 million for the fourth quarter of 2015. Insys recorded a $3.9 million charge related to litigation award and government settlements during the fourth quarter of 2016.

Income tax expense was $0.3 million for the fourth quarter of 2016.

Net loss for the fourth quarter of 2016 was $3.7 million, or $(0.05) per basic and per diluted share, compared to net income of $18.2 million, or $0.25 per basic and $0.24 per diluted share, for the fourth quarter of 2015. Non-GAAP adjusted net income for the fourth quarter of 2016 was $2.1 million, or $0.03 per diluted share, compared to non-GAAP adjusted net income of $32.1 million, or $0.42 per diluted share, in the prior year quarter. The reconciliation of net income to non-GAAP adjusted net income is included at the end of this press release.

2016 Financial Results

Net revenue for the year ended December 31, 2016 was $242.3 million compared to $330.3 million for the year ended December 31, 2015, a decrease of 26.7%.

Gross margin for 2016 was 90%, compared with 91% for 2015.

Sales and marketing expense was $69.7 million during 2016, or 29% of net revenue, compared to $80.7 million, or 25% of net revenue, for 2015.

Research and development expense increased to $73.9 million for 2016, or 31% of net revenue, compared to $56.8 million, or 17% of revenue, for 2015, mainly as a result of Insys’ continued pipeline development investments during 2016.

General and administrative expense decreased to $62.1 million for 2016, or 26% of net revenue, compared to $63.0 million, or 19% of net revenue, for 2015. Insys recorded a $3.9 million charge related to litigation award and government settlements during 2016.

Income tax expense was $0.8 million for 2016.

Net income for 2016 was $7.6 million, or $0.11 per basic and $0.10 per diluted share, compared to net income of $58.1 million, or $0.81 per basic and $0.77 per diluted share, for 2015. Non-GAAP adjusted net income, which adjusts for non-cash stock compensation expense and non-cash income tax expense, was $27.9 million, or $0.38 per diluted share, compared to $105.0 million, or $1.39 per diluted share, in the prior year. The reconciliation of net income to Non-GAAP adjusted net income is included at the end of this press release.

Liquidity

The Company had $236.7 million in cash, cash equivalents, and short-term and long-term investments, no debt, and $269.6 million in stockholders’ equity as of December 31, 2016.

Conference Call

Insys management will not hold a conference call for the fourth quarter and full year 2017.

The Company intends to host a conference call for the first quarter of 2017.

About Insys

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using proprietary sublingual spray technology and capabilities to develop pharmaceutical cannabinoids, Insys is developing a pipeline of products intending to address unmet medical needs and the clinical shortcomings of existing commercial products. Insys currently markets one product, SUBSYS® (fentanyl sublingual spray) but has received approval for the marketing of SYNDROS™ (dronabinol oral solution), a proprietary, orally administered liquid formulation of dronabinol that Insys believes has distinct advantages over the current formulation of dronabinol in soft gel capsule. Insys is committed to developing medications for potentially treating addiction to opioids, opioid overdose, epilepsy, and other disease areas with high unmet need.

SUBSYS® and SYNDROS™ are trademarks of Insys Development Company, Inc., a subsidiary of Insys Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements including regarding our (i) plans to target an NDA filing by end-2017 for Buprenorphine Sublingual Spray for the treatment of moderate to severe acute pain, (ii) our expectations to advance our pipeline candidates in 2017, (iii) our expectations regarding Q1 script decline and expected commensurate impact on Q1 revenue, (iv) our belief that the differentiating attributes of Syndros™ will provide an important new treatment option for prescribers and patient and that Syndros™ has distinct advantages over the current formulation of dronabinol in soft gel capsule, and (v) our belief that our non-GAAP measures can be a meaningful indicator to both our management and investors. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release; actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. These factors include, but are not limited to risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise these statements, except as may be required by law.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive income (loss) and cash flow data prepared in accordance with GAAP. In addition, the Company’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

•	Interest income (expense), net;

•	The recorded provision for income taxes;

•	Depreciation and amortization; and

•	Non-cash expenses, such as stock compensation expense and accrual for expected litigation judgment and government settlements.

The Company believes that Adjusted EBITDA can be a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the Company’s true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

•	The recorded provision for income taxes;

•	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accrual for expected litigation judgment and government settlements); and

•	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

— Financial tables follow —

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net revenue	$54,860	$93,914	$242,275	$330,323
Cost of revenue	9,805	6,467	25,393	28,854

Gross profit	45,055	87,447	216,882	301,469

Operating expenses:
Sales and marketing	13,498	18,549	69,651	80,668
Research and development	15,473	16,061	73,913	56,781
General and administrative	15,817	21,837	62,092	62,948
Charges related to litigation award and government settlements	3,900	—	3,900	10,616

Total operating expenses	48,688	56,447	209,556	211,013

Income (loss) from operations	(3,633)	31,000	7,326	90,456
Other income (expense),net	15	44	59	36
Interest income	277	142	1,039	502

Income (loss) before income taxes	(3,341)	31,186	8,424	90,994
Income tax expense	311	13,043	834	32,941

Net income (loss)	$(3,652)	$18,143	$7,590	$58,053

Net income (loss) per common share:
Basic	$(0.05)	$0.25	$0.11	$0.81
Diluted	$(0.05)	$0.24	$0.10	$0.77

Shares used in computing net income per common share:
Basic	71,698,737	72,030,868	71,618,793	71,592,581
Diluted	73,869,081	75,628,450	74,145,918	75,707,651

Percentage of Net revenue:

Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	17.9%	6.9%	10.5%	8.7%

Gross profit	82.1%	93.1%	89.5%	91.3%

Operating expenses:
Sales and marketing	24.6%	19.8%	28.7%	24.4%
Research and development	28.2%	17.1%	30.5%	17.2%
General and administrative	28.8%	23.3%	25.6%	19.1%
Charges related to litigation award and government settlements	7.1%	0.0%	1.6%	3.2%

Total operating expenses	88.7%	60.1%	86.5%	64.0%

Income (loss) from operations	(6.6)%	33.0%	3.0%	27.4%
Other income (expense),net	0.0%	0.0%	0.0%	0.0%
Interest income	0.5%	0.2%	0.4%	0.2%

Income (loss) before income taxes	(6.1)%	33.2%	3.5%	27.5%
Income tax expense	0.6%	13.9%	0.3%	10.0%

Net income (loss)	(6.7)%	19.3%	3.1%	17.6%

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31, 2016	December 31, 2015
ASSETS:
Cash and cash equivalents	$104,642	$79,515
Short-term investments	78,238	79,576
Accounts receivable, net	20,654	47,272
Inventories	21,743	41,715
Prepaid expenses and other current assets	5,695	3,973
Long-term investments	53,796	43,219
Other non-current assets	71,368	56,015

Total assets	$356,136	$351,285

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities	$86,547	$98,980
Stockholders’ equity	269,589	252,305

Total liabilities and stockholders’ equity	$356,136	$351,285

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$(3,652)	$18,143	$7,590	$58,053
Adjustments to arrive at EBITDA:
Interest (income)	(277)	(142)	(1,039)	(502)
Income tax expense	311	13,043	834	32,941
Depreciation and amortization expense	1,715	1,466	6,249	5,291

EBITDA	(1,903)	32,510	13,634	95,783
Non-cash stock compensation expense	4,118	9,615	21,589	21,882
Charges related to litigation award and government settlements	3,900	—	3,900	10,616

Adjusted EBITDA	$6,115	$42,125	$39,123	$128,281

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$(3,652)	$18,143	$7,590	$58,053
Income tax expense	311	13,043	834	32,941

Income (loss) before income taxes	(3,341)	31,186	8,424	90,994
Adjustments to arrive at Adjusted net income (loss):
Non-cash stock compensation expense	4,118	9,615	21,589	21,882
Charges related to litigation award and government settlements	3,900	—	3,900	10,616

Adjusted income before income taxes	4,677	40,801	33,913	123,492
Less: Adjusted income tax provision	2,588	8,669	5,973	18,534

Adjusted net income	$2,089	$32,132	$27,940	$104,958

Adjusted net income per diluted share	$0.03	$0.42	$0.38	$1.39

Contact:

Lisa M. Wilson

President, In-Site Communications, Inc.

212-452-2793